EXHIBIT 23.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on form S-8 (No. 33-00949) of Terex Corporation of our report dated June 25, 1999 appearing on page 1 of this Form 11-K.

PricewaterhouseCoopers LLP
Stamford, CT
June 25, 1999